Option Certificate No. N-01
                                                                   40,000 Shares
                                                  Date of Issue:  April 18, 1997


NEITHER THESE OPTIONS NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THESE OPTIONS HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE OPTIONS AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THESE OPTIONS ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

 These Options shall cease to be exercisable and shall be void after 5:00 p.m.,
                Simi Valley, California time, on April 18, 2001


                          COMMON SHARE PURCHASE OPTIONS
                                       OF
                          FIELDS AIRCRAFT SPARES, INC.


FOR VALUE RECEIVED, Fields Aircraft Spares, Inc. (the "Company"), a Utah corporation, hereby certifies that NATIONSCREDIT COMMERCIAL FUNDING, a Division of NationsCredit Commercial Corporation, with an address at 1177 Avenue of the Americas, 36th Floor, New York, New York 10036, or its permitted assigns, is entitled to purchase from the Company, subject to the conditions and upon the terms of this Option, at any time or from time to time after the date hereof and prior to 5:00 p.m. Simi Valley, California time, on April 18, 2001, an aggregate of 40,000 fully paid and nonassessable Common Shares $.05 per share, of the Company at a per share exercise price of $6.25 per share (subject to adjustment as provided herein). Hereinafter (i) said common shares, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as "Common Stock," (ii) the shares of Common Stock purchasable hereunder are referred to as the "Option Shares," (iii) the aggregate purchase price payable hereunder for the Option Shares calculated as set forth in Paragraph 1 is referred to as the "Aggregate Option Price," (iv) the price payable hereunder for each of the Option Shares is referred to as the "Per Share Option Price," (v) this Option, and all options hereafter issued in exchange or substitution for this Option are referred to as the "Option" and
(vi) the holder of this Option is referred to as the "Holder."

         The Per Share Option Price is subject to adjustment pursuant to the anti-dilution provisions of Paragraph hereof. In the event of any such adjustment, the number of Option Shares shall be adjusted by dividing the Aggregate Option Price by the Per Share Option Price in effect immediately after such adjustment.

         13. Exercise of Option. This Option may be exercised in whole at any time during the period (the "Exercise Period") commencing on the date four (4) months after the Date of Issue, and ending on 5:00 p.m. Simi Valley, California time then current on April 18, 2001 (the "Termination Date"), by the Holder of this Option by the surrender of this Option (with the exercise form at the end hereof duly executed) at the address set forth in Subsection (a) hereof, together with payment of the Aggregate Option Price, or the proportionate part thereof if this Option is exercised in part. Payment for Option Shares shall be made by certified or official bank check or wire transfer of immediately available funds payable to the order of "Fields Aircraft Spares, Inc." The Option shall expire, and exercise shall no longer be allowed, to the extent the Option has not been exercised by the expiration of the Exercise Period.

         14. Redemptions of Options. At any time after the first to occur of (i) the third anniversary of this Option or (ii) the effectiveness of a Registration Statement filed with the Securities and Exchange Commission registering the Option Shares under the Act, the Option is redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $.01 per Option at any time, provided that the closing price of the Common Stock on all five (5) trading days ending on the third day prior to the day on which the Company gives notice of redemption has been at least $12.50 per share. The redemption notice shall be mailed to the holders of the Options at their addresses set forth in Subsection 10(b) hereof. Holders of the Options will have exercise rights until the close of business on the date fixed for redemption.

         15. Reservation of Option Shares. Subject to obtaining shareholder approval to increase its authorized capital to provide for additional common shares, the Company will at all times during the Exercise Period have authorized and reserved, and will keep available, solely for issuance or delivery upon the exercise of this Option, the Option Shares. The Company will use its best efforts to obtain the necessary shareholder approval to increase its authorized common shares.

         16.      Anti-Dilution Provisions.

                  (a) If, at any time or from time to time after the date of this Option, the Company shall distribute property or assets to all holders of Common Stock (excluding (x) dividends paid in, or distributions of, the Company's capital stock for which the number of Option Shares receivable hereunder shall have been adjusted pursuant to Subsection (b), and (y) dividends or distributions paid in cash) (any of the foregoing being hereinafter in this Subsection (a) called the "Property"), then, in each such case, the Company


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

shall reserve sufficient Property for distribution to the Holder upon exercise of the Option so that, in addition to the shares of Common Stock to which the Holder is entitled, the Holder will receive upon such exercise the amount and kind of such Property which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Property, exercised the Option. Notice of each such distribution shall be given to the Holder concurrently with any notice given to the holders of Common Stock regarding such distribution.

                  (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock payable in shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, then, in any such event, the Holder shall be entitled to receive the aggregate number and kind of shares which, if the Option had been exercised immediately prior to the record date with respect to the dividend or distribution or the effective date of the subdivision, combination or reclassification, he would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification, and the Per Share Option Price shall be appropriately adjusted. Such adjustment shall be made successively whenever any event listed above shall occur. An adjustment made pursuant to this subsection (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (b), the Holder of this Option shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, then this Option may thereafter be exercised for units consisting of whole number multiples of each such securities, as designated by the Board of Directors.

                  (c) In case of any of the following events (each of which shall be deemed a "Reorganization Event"): (i) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the continuing corporation, (ii) any sale or conveyance to another entity of all or substantially all of the assets of the Company (including a sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities) or (iii) any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third party into the Company), the Holder shall have the right to receive notice of any Reorganization Event and of said provisions so proposed to be made, which shall be mailed to the Holder not less than 30 days prior to the effective date of such event.

                  (d) Notwithstanding any other provision of this Section , no adjustment in the Per Share Option Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock and no adjustment in the number of Option Shares issuable upon exercise of this Option shall be required if such adjustment would represent less than one percent of the number of Option Shares to be so delivered;


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

provided, however, that any adjustments which by reason of this Subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section (other than this Subsection (d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Option Price, in addition to those required by this Section , as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares, or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

                  (e) Whenever the Per Share Option Price is adjusted as provided in this Section and upon any modification of the rights of the Holder of this Option in accordance with this Section , the Company shall promptly prepare a certificate of the Company's Chief Financial Officer, setting forth the Per Share Option Price and the number of Option Shares after such adjustment or the effect or such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Holder.

                  (f) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

         17. Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Option Shares delivered on the exercise of this Option shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to any pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Option Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Option Share or certificate therefor.

         18.      Transfer.

                  (a) Securities Laws. Neither this Option nor the Option Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act" or the "Securities Act") or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of except pursuant to an exemption from such registration under the Act. Except as provided in subsection (b) of this Section, this Option shall bear the following legend:

         NEITHER THESE OPTIONS NOR THE COMMON SHARES ISSUABLE UPON EXERCISE OF THESE OPTIONS HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE OPTIONS AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THESE OPTIONS ARE RESTRICTED AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

                  (b) Conditions to Transfer. This Option shall not be transferred except for Permitted Transfers. "Permitted Transfers" shall be limited to transfers of the Options to (i) an Affiliate (as defined in the Loan Agreements identified below) of Holder, (ii) a purchaser of the loan evidenced by the Loan and Security Agreements, dated April 18, 1997 by and between NationsCredit Commercial Funding and each of Fields Aircraft Spares Incorporated and Fields Aero Management, Inc., whether such purchaser purchases the entire loan or a portion thereof, provided that if only a portion of such loan is purchased only a proportionate share of the Option may be transferred to such purchaser, and (iii) a transfer that is required to permit Holder to comply with any governmental regulations applicable to it. In the event Holder desires to transfer (in the absence of registration under the Securities Act) any of the Option Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of Holder's counsel acceptable to the Company, in either case to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either such act (collectively, the "Securities Laws"). Prior to any such proposed transfer of Option Shares, and as a condition thereto, if such transfer is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if requested by the Company, deliver to the Company any representation or agreement reasonably requested to determine compliance with the Securities Laws.

                  (c) Indemnity. The Holder acknowledges that the Holder understands the meaning and legal consequences of this Section , and the Holder hereby shall indemnify and hold harmless the Company, its representatives and each officer, director and control person thereof from and against any and all loss, damage or liability (including all attorneys' fees and costs incurred in enforcing this indemnity provision) due to or arising out of (i) the inaccuracy

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

of any representation or the breach of any warranty of the Holder contained in, or any other breach of, this Option, (ii) any transfer of the Option or any of the Option Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated under either of such acts, (iii) any transfer of the Option or any of the Option Shares not in accordance with this Option or (iv) any untrue statement or omission to state any material fact in connection with the investment representations or with respect to the facts and representations supplied by the Holder or its agents to the Company or its counsel in connection with any transfer or proposed transfer of the Option or any Option Shares.

                  (d) Transfer. This Option shall not be transferred except for Permitted Transfers. Any assignment, transfer, pledge, hypothecation or other disposition of this Option, or any levy of execution, attachment or other process attempted upon the Option, shall be null and void and without effect. Except as provided in this Section , the Option Shares issued may be transferred by the Holder in whole or in part at any time or from time to time.

         19. Loss, etc. of Option. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Option, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver to the Holder a new Option of like date, tenor and denomination.

         20. Option Holder Not Shareholder. Except as otherwise provided herein, this Option does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Option.

         21. Communication. No notice or other communication under this Option shall be effective unless the same is in writing and is either (i) mailed by first-class mail, postage prepaid, in which event the notice shall be deemed effective three days after deposit in the mails, or (ii) delivered by established delivery service which guarantees three business days or less delivery, in which event the notice is deemed effective on the date of guaranteed delivery. Regardless of the method of delivery, the notice or communication shall be addressed to:

                  (a) the Company at 341 "A" Street, Fillmore, California 93015, Attention: Chief Executive Officer or such other address as the Company has designated in writing to the Holder, or

                  (b) the Holder at the address indicated in the opening paragraph hereof, or such other address as the Holder has designated in writing to the Company.

         22. Headings. The headings of this Option have been inserted as a matter of convenience and shall not affect the construction hereof.

         23. Piggy-Back and Demand Registration Rights Under Securities Act of 1933.

                  (a) The Company agrees that if, at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date, the Board of Directors of the Company shall authorize the filing of a registration statement under the Act (other than a registration statement on Form S-8, S-4 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its common stock by it or any of its stockholders, the Company will (i) promptly notify Holder and each holder of Option Shares that such registration statement will be filed and that the Option Shares which are then held, and/or may be acquired upon exercise of the Option by the Holder, may be included in such registration statement if the Holder provides written notice to the Company within five (5) business days of its election to exercise piggy-back registration rights, (ii) cause such registration statement to cover all of such Common Stock which it has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable provided that the Company may at any time decide to withdraw the registration statement in its discretion, and (iv) use its best efforts to take all other action reasonably necessary under any Federal or state law or regulation of any governmental authority to permit all such Common Stock which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will use its best efforts to maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition; provided, however, that such period and the period during which the Company is required to keep the registration statement effective in connection with this Section shall not exceed the earlier of (A) 120 days from the date of effectiveness of such registration statement under the Act and (B) the date upon which the Holders have completed the sale or other disposition of the Option Shares; provided, further, however that such period shall be extended for a period of time, not to exceed 120 days, equal to the period the Holders refrain from selling or disposing of any Option Shares in such registration at the request of the underwriter.

                  (b) The Company shall hereby grant to the Holder of the Option Shares the right (exercisable in writing on one occasion) to have the Company, on a best efforts basis, prepare and file within 120 days from such written demand, a registration statement on the appropriate form and such other documents as may be necessary in the opinion of Company's counsel in order to comply with the Securities Laws and any applicable law so as to permit a public offering and sale of the Option Shares, all at the Holder's expense; provided, however, that such right shall terminate on the Termination Date, as extended.

                  (c) Whenever the Company is required pursuant to the provisions of this Section to include in a registration statement Option Shares, the Company shall (i) furnish each Holder of any such Option Shares and each underwriter of such Common Stock with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of such Common Stock, (ii) use its best efforts to register or qualify such Common Stock under the blue sky laws (to the extent applicable) of such jurisdiction or laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any Common Stock and each underwriter of such Common Stock being sold by such Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that such Common Stock be sold. The Company shall bear all costs of a registration under Section 11(a) above except for underwriting costs or commissions attributable to the Option Shares and any fees or expenses of counsel to any Holder. Holder shall bear all costs of registration under subsection (b), including fees and expenses of the Company's counsel in preparing, filing and pursuing the effectiveness of the registration statement.

                  (d) If the  registration  of the  Option  Shares  pursuant  to
Section 11(a) above is in connection with a registered public offering involving an underwriting, the Holder shall, together with the Company and the other holders enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. If the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may exclude all Option Shares from, or limit the number of Option Shares to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter the number of Option Shares and shares of other holders that may be so included shall be allocated among the Holder and other holders requesting inclusion of securities pro rata on the basis of the number of shares of Option Shares and the number of shares of other holders.

                  (e) In the event that the Option Shares have not been registered for sale under the Act by the Termination Date, the Termination Date shall be automatically extended until the earlier of (i) April 18, 2003 or (ii) 120 days after the effective date of a registration statement registering for sale under the Act all of the Option Shares.

         12. Applicable Law. This Option shall be governed by and construed in accordance with the law of the State of Utah without giving effect to the principles of conflicts of law thereof.

         13. Option Register. The Company will register this Option in the Option Register in the name of the record holder to whom it has been distributed or assigned in accordance with the terms hereof. The Company may deem and treat the registered Holder of this Option as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         14. Successors. All of the provisions of this Option by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

         IN WITNESS WHEREOF, Fields Aircraft Spares, Inc. has caused this Option Certificate to be signed by its President this 18th day of April, 1997.


                                    FIELDS AIRCRAFT SPARES, INC.



                                    By: ______________________________________
                                         Alan M. Fields
                                         President

                                  EXERCISE FORM

                          To be executed by the Holder
                          in Order to Exercise Options


         The undersigned Holder hereby irrevocably elects to exercise __________ Options represented by this Option Certificate, and to purchase the securities issuable upon the exercise of such Options, and requests that certificates for such securities shall be issued in the Holder's name and be delivered to

                    ========================================
                    ========================================
                         [please print or type address]

and if such number of Options shall not be all the Options evidenced by this Option Agreement, that a new Option Agreement for the balance of such Options be registered in the name of, and delivered to, the Holder at the address stated above.

         The undersigned acknowledges that, if this Exercise Form is submitted prior to the Company having given notice that the issuance of the Option Shares has been registered under the Securities Act, the Option Shares issued on exercise will be "restricted securities" and will bear appropriate restrictive legends.

Dated: _________________________             ______________________________
                                                  Signature of Holder


                                             ------------------------------


                                             ------------------------------
                                                  Signature Guaranteed

                                             ------------------------------


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